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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our reports dated October 22, 2004, accompanying the financial statements and schedule of Eugene Welding Co. contained in the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the heading "Selected Financial Data" and "Experts."


/s/ GRANT THORNTON LLP
Southfield, Michigan

February 10, 2005